March 6, 2002

     This letter ("Engagement Letter") confirms that Petty International Development, Corp. ("PIDC," "we" or "our") has been engaged by GK Intelligent Systems, Inc, their subsidiaries, successors, affiliates, (the "Company," "you" or "your") to act as their non-exclusive U. S. consulting, marketing, Public offering, mergers & acquisitions agent (and other targets mutually agreed upon by the parties) for the purpose of rendering to you financial advice and other services in such capacity, on the terms and conditions hereinafter set forth. Our engagement shall become effective as of April 5, 2001.

     1.   Confidentiality

     It is understood that during the course of this engagement PIDC will be furnishing proprietary and confidential advice and information to you relating to structure and capital sources developed by PIDC through its relationships with such sources and that, accordingly, any such information or any other information relating to PIDC's efforts on your behalf with third parties provided to you by PIDC, is confidential. You agree to treat as confidential any such information or related or similar information provided to you by PIDC and you will not, without our prior written consent, disclose such to any third party. We, in turn, will treat as confidential and will not, without your prior written consent, disclose to any third party any confidential information provided to PIDC by you. Notwithstanding the foregoing, the terms of this Paragraph 1 shall not apply to any information which is or becomes generally available to the public, is required by law to be disclosed, or is obtained from any third party which is in possession of such information through no fault of PIDC and is not under any obligation, to PIDC's knowledge, to treat such information as confidential.

     2.   Engagement Fee for Advisory Services

     In addition to any amounts, payable pursuant to Paragraph 5 & 6 hereof, PIDC will receive an engagement fee normally payable upon the execution of this Engagement Letter, for the advisory services to be provided by PIDC, as hereinafter set forth, ("consultantAdvisoty Fee").

     Upon executing of this Agreement GKI will give Consultant the amount of Stock of the Company, of which 2,000,000 will be "Free Trading Stock" and 10,000,000 will be "One Forty Four Restricted Stock". This equity participation is being given to Consultant as a "Sign Up Bonus" at no cost to Consultant. The shares shall be issued to PIDC and/or assignees.

     3.   Advisory Service

     PIDC will, throughout the term of this engagement, in consideration of the Advisory Fee set forth in Paragraph 2 above, provide advise designed toward promoting the corporate goals and assisting the Company in building its Global organization. PIDC will work with the Company to develop corporate strategy, increase global market share, introduce synergistic relationships and strategic partners and expand trading lines and/or margin financing. PIDC shall, further, advise and assist the Company with respect to any proposed financing sources, capital funding needs in order to assess short- and long-term financing (alternatives, structures, mergers, acquisitions, consolidations or proposed transactions). PIDC shall, further, advise and assist the Company in negotiations with potential capital sources, merger and/or acquisition


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candidates, and joint venture partners. All decisions with respect to potential transactions, however, will remain the sole responsibility and determination of the Company. PIDC will, further, assist and advise the Company in the Company's preparation of any letters of intent, agreements, documents or materials that PIDC, in its sole discretion, deems appropriate to assess and achieve the growth objectives of the Company ("Materials"). It is understood that the Materials will be based upon assumptions and information provided by the Company, that PIDC would. not be required to make or be responsible for any independent analysis or investigation of any information provided by the Company, and that PIDC is entitled to rely thereon. It is further agreed that PIDC assumes no responsibility or liability as to the truth, accuracy or completeness of such information, which the Company herewith warrants to PIDC, and that PIDC shall have the right to make appropriate disclaimers to any Materials with respect thereto. Although PIDC may review and make suggestions regarding Materials, the contents, including, but not limited to, the completeness, truth and accuracy thereof, are the sole responsibility of the Company and are not that of PIDC.

     During the term hereof, PIDC shall provide Company with the benefit of its knowledge and experience and it is understood and acknowledged by the Company that the value of PIDC's services to be rendered hereunder is related to the quality and not necessarily the quantity thereof. Notwithstanding any provisions of this agreement, the Company acknowledges that PIDC is not acting as a securities broker-dealer, but as an advisor and a finder in introducing the Company to prospective qualified investors.

     PIDC will negotiate with existing large stock holders to obtain an agreement to lock up the selling of their stock for a two year period. PIDC will also help GKI negotiate with creditors to obtain a settlement on the amount owed.

     In addition, PIDC shall (i) assist management of the Company in the preparation of presentation materials for the purpose of pursuing financing, which may include growth and acquisition financing; (ii) use its best efforts to secure financing on terms and conditions acceptable to the Company in stages and amounts to be agreed upon by the Company; (iii) evaluate the Company's programs in the area of business plans, corporate goals, financial structures and organization and merger and acquisition plans which may include the creation of a national organization; and (iv) act as non-exclusive advisor to the Company which may include evaluation of the capital structure of the Company for NMS or exchange listing.

     4.   Non-circumvention

     During the term of this Engagement Letter, the Company, its officer, directors, employees, agents, affiliates and/or successors shall not directly or indirectly (i) offer any of its securities (or any instrument similar to securities) for sale or exchange to, or solicit any offer to purchase or exchange any of its securities (or any instrument similar to a security) from, or otherwise contact, approach or negotiate with respect thereto, any third party, or (ii) authorize anyone other than PIDC to act on the Company's behalf to place or exchange any of the Company's securities (or any instruments similar to securities) with any third party, without the prior written consent of PIDC.


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     The Company shall promptly refer to PIDC all offers, inquiries and proposals relating to any placement or exchange of its securities made to the Company at any time during the term of this Engagement Letter.

     The Company hereby agrees that its officers, directors, employees, agents, affiliates or successors, will not make any contact with, deal with or otherwise be involved in any future transaction(s) with any banking or lending institutions, trusts, corporations, companies or individuals, lenders or borrowers, buyers or sellers, including those specified herein, which were introduced by PIDC to you, without the written consent of PIDC. You further agree that no effort shall be made to circumvent the terms of this .Engagement Letter in an effort to amend or modify such terms, including, without limitation, the fee structure set forth herein.

     5.   Expenses

     Consultant agrees to be responsible for all usual and reasonable expenses including necessary travel expenses.

     6.   Break-up Fee

     A "break-up" fee of $50,000.00 (fifty thousand dollars US) and/or stock if the Company for any reason determines not to proceed with any transaction contemplated by this Engagement Letter after such transaction has been accepted in writing by the Company. Until such acceptance by the Company, the Company may, for any reason, refuse any transaction proposed by PIDC. The Company shall pay such fee in lieu of any damages thereby resulting to PIDC as a result of such withdrawal. The Company shall promptly refer to PIDC all offers, inquiries and proposals relating to any placement or exchange of its securities made to the Company at any time during the term of this Engagement Letter.

     The Company hereby agrees that its officers, directors, employees, agents, affiliates or successors, will not make any contact with, deal with or otherwise be involved in any future transaction(s) with any banking or lending institutions, trusts, corporations, companies or individuals, lenders or borrowers, buyers or sellers, including those specified herein, which were introduced by PIDC to you, without the written consent of PTDC. You further agree that no effort shall be made to circumvent the terms of this . Engagement Letter in an effort to amend or modify such terms, including, without limitation, the fee structure set forth herein.

     7.   Term of Agreement and Termination

     The term of this Agreement shall be two (2) years from the date first above set forth, unless extended by mutual agreement of the parties or previously terminated as hereinafter set forth.

     This Engagement Letter may be terminated by either party at any time upon thirty (30) days prior written notice, provided, however, that the provisions hereof relating to confidentiality (Par. 1), the payment of fees and expenses (Pars. 2 and 6), the right of first refusal (Par. 8), indemnification and contribution (Par. 9) will survive the expiration or earlier termination of the term of this Engagement Letter, unless terminated by reason of the gross and willful negligence or misconduct of PIDC.

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     8.   Right of First Refusal

     The Company hereby grant P]DC a continuing right of first refusal to raise any capital or advise with respect to any merger or similar transaction by the Company, and any subsidiary of the Company, including initial public offerings, whether debt or equity, public or private (except commercial bank lines of credit or short-term loans) for use in the normal course of the Company's business, for a period of three (3) years, commencing with the date first above set forth.

     The Company shall notify PIDC in writing of any such proposed financing (including the material terms thereof) and PIDC shall have thirty (30) days from receipt of such notice to provide such financing on the same or substantially similar terms.

     9.   Indemnification

     If, in connection with any services which are the subject of our agreement, we become involved in any capacity in any action or legal proceeding brought due to any alleged acts or omissions by you, you agree to reimburse us for our reasonable out-of-pocket expenses, including fees and disbursements of our counsel. You also agree to indemnify and hold us harmless against any losses, claims, damages or liabilities to which we become subject in any action or proceeding brought against us due to any acts or omissions by you in connection with the services which are the subject of this Engagement Letter; provided, however, that you shall not be liable with respect to any loss, claim, damage or liability to the extent a court of competent jurisdiction shall have determined to have resulted from our willful misfeasance or gross negligence.

     10.  Miscellaneous

     A. Independent Contractor Status. It is understood and agreed that the Company engages PIDC as an independent contractor, solely to provide the services described herein. Nothing contained in this Engagement Letter nor the performance of services contemplated hereby, or otherwise, shall create a fiduciary duty on the part of PIDC to the Company, nor shall PIDC have any duties, obligations or liability to the security holders of the Company or any third party in connection with its engagement hereunder.

     B. PIDC's Efforts. PIDC undertakes this engagement and will work with you to achieve your desired objectives by using its best efforts, judgement and skill. PIDC makes no representation or guarantee regarding the outcome of our engagement. PIDC makes no representation or warranties that any financing or structuring is or will be available nor that any entity which desires or commits to provide financing or structuring would in fact honor its commitments, PIDC will not be liable for the Company's inability or failure to obtain financing or structuring through PIDC's efforts.

     C. Governing Law. This Agreement shall be construed and enforced according to the laws of the State of Texas. Any controversy or claim arising out of, or relating to, this agreement, or the breach thereof, which is not settled between the signatories themselves, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association, with hearings to take place in Galveston, Texas at a mutually agreed time and place. Any judgement that is rendered by the arbitrator(s) may be entered into any court having jurisdiction thereof, including the award to the aggrieved signatories, their heirs and/or assignees. Such award shall relate to the remuneration received as a result of business conducted with the parties covered by this agreement, plus all court costs, attorney fees, accounting fees, and other charges and damages deemed fair by the arbitrator(s).


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     D. We shall, further, have the right to direct that any such fees and disbursement, then unpaid shall be paid as your expense from closing proceeds

     E. Entire Understanding. This Engagement Letter contains the entire understandings between the Company and PIDC with reference to the subject matter hereof and supersedes a previous agreement between the two parties dated February 8th 2002. This Engagement Letter may be executed in one or more counterparts, which together shall constitute a binding agreement. A signed facsimile will create and constitute an original, legally binding agreement on the party sending the same.

     F. Cost Of Obtaining Benefits. The Company shall reimburse PIDC for the full cost of any reasonable legal fees and expenses incurred by PIDC in obtaining the benefits to which it is entitled under the terms of this Engagement Letter.

     G. Currency. All fees, values, computations and the like herein are expressed in U. S. Dollars.

     H. Severability. If any provision of this Engagement Letter, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Engagement Letter, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

     I. Headings. The text in the headings of paragraphs and subparagraphs of this Engagement Letter are for convenience of identification only and do not constitute a part of any such paragraph and/or subparagraph.

     If the foregoing constitutes the agreement and understanding of the Company, please confirm this by signing and returning one copy of this Engagement Letter to the undersigned, whereupon this agreement shall become binding between you and PIDC as of the date first above written.

                                         Very truly yours,

                                        Petty International Development Corp.

                                        /S/ William A. Petty
                                        ------------------------------------
                                        William A. Petty
                                        President
Accepted and agreed,

/S/ Gary F. Kimmons
------------------------
Gary F. Kimmons
GK Intelligent Systems, Inc.


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